Exhibit 99.1

The RealReal Announces Second Quarter 2019 Results

Q2 Total Revenue Increased 51% Year over Year to $71.0 million

Q2 Gross Merchandise Value Increased 40% Year over Year to $228.5 million

SAN FRANCISCO, Aug. 13 2019 -- The RealReal (Nasdaq: REAL)-- the world’s largest online marketplace for authenticated, consigned luxury goods-- today reported financial results for its second quarter ended June 30, 2019.

Second Quarter Financial Highlights

●	Gross Merchandise Volume (GMV) increased $65.5 million to $228.5 million, up 40% year over year.
●	Total Revenue increased $24.0 million to $71.0 million, up 51% year over year.
●	Consignment and Service Revenue increased $18.5 million to $60.7 million, up 44% year over year.
●	Direct Revenue increased $5.5 million to $10.3 million, up 114% year over year.
●	Gross Profit increased $15.3 million to $46.1 million, up 50% year over year.
●	Adjusted EBITDA was $(20.9) million or (29.4%) of total revenue.
●	GAAP basic and diluted net loss per share was ($2.83).
●	Non-GAAP diluted net loss per share was ($2.50). Assuming the pro-forma share count is the outstanding common shares immediately after the IPO, Non-GAAP diluted net loss per share was ($0.28).
●	Free cash flow was ($32.1) million.
●

At the end of the second quarter, cash, cash equivalents and short-term investments totaled $66.7 million. Our IPO raised $320.9 million in net proceeds after deducting underwriting discounts and commissions. Inclusive of the IPO net proceeds, our pro-forma cash balance was $387.6 million at the end of the second quarter.

●	The RealReal’s Registration Statement was declared effective on June 27, 2019. Our IPO closed on July 2, 2019.

“We are thrilled to report our first quarter as a public company.  We generated 51% year-over-year revenue growth and 40% year over year GMV growth while driving marketing leverage and making progress with key strategic initiatives,” said Julie Wainwright, CEO and founder.   “As we continue to unlock supply, invest in our technology platform, and instill trust in our marketplace, we are revolutionizing luxury resale and delivering tremendous value to our consignors and buyers.”

Other Second Quarter Highlights

●	Trailing twelve months active buyers reached 492,440, up 40% year over year.
●	Orders reached 504,820, up 40% year over year.
●	Average Order Value was $452.61 compared to $453.32 in the second quarter of 2018.
●	Take Rate increased 110bps year over year to 36.6%.
●	GMV from repeat buyers was 83.1% compared to 82.9% in the second quarter of 2018.

3Q and 2019 Financial Outlook

Based on information available as of Aug. 13, 2019, we are providing the following financial guidance for the third quarter and full year 2019.

(In Millions)
	Third Quarter 2019	Full Year 2019
Expected GMV range	$233mn - $239mn	$974mn - $988mn
Expected EBITDA Margin range	(30%) - (28%)	(25%) - (24%)

Webcast and Conference Call

The RealReal will host a conference call and webcast to discuss its second quarter 2019 financial results today at 2 p.m. (PDT). Investors and participants can access the call by dialing (866) 996-5385 in the U.S. and (270) 215-9574 internationally. The passcode for the conference line is 9864827. The call will also be available via live webcast at investor.therealreal.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.therealreal.com

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, consigned luxury goods. With an expert behind every item, we provide a safe and reliable platform for consumers to buy and sell their luxury items. We have 100+ in-house gemologists, horologists and brand authenticators who inspect thousands of items available online each day. As a sustainable company, we give new life to pieces by brands from Gucci to Cartier, and hundreds more, supporting the circular economy. We make consigning effortless with free in-home pickup, drop-off service and direct shipping for both individual consignors and estates. At our stores in Los Angeles as well as SoHo and the Upper East Side NYC, customers can shop and consign and meet with our experts to learn more about luxury authenticity and sustainability. At our 11 Luxury Consignment Offices, three of which are located in our retail stores, our expert staff provides free valuations for high-value pieces.

Investor Relations Contact:

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact:

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding the strength of our product offering, the expansion of our logistics network, our future results of operations and financial position, our business strategy and our plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our S-1 filing. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.

We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net loss before net interest expense, income tax provision, depreciation and amortization, and remeasurement of preferred stock warrant liability included in other expense, further adjusted to exclude stock-based compensation, and certain one-time expenses. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation expense and related taxes, (benefit from) provision for income taxes, and nonrecurring items divided by weighted average shares. We believe that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to our GAAP diluted net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.

Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue:
Consignment and service revenue	$60,713	$42,178	$116,950	$83,177
Direct revenue	10,263	4,807	23,281	10,267
Total revenue	70,976	46,985	140,231	93,444
Cost of revenue:
Cost of consignment and service revenue	17,200	12,349	33,147	23,926
Cost of direct revenue	7,726	3,857	18,652	8,134
Total cost of revenue	24,926	16,206	51,799	32,060
Gross profit	46,050	30,779	88,432	61,384
Operating expenses (1):
Marketing	11,715	9,276	23,448	18,910
Operations and technology	34,320	22,997	65,865	44,329
Selling, general and administrative	25,355	14,377	47,674	27,901
Total operating expenses	71,390	46,650	136,987	91,140
Loss from operations	(25,340)	(15,871)	(48,555)	(29,756)
Interest income	610	81	1,015	165
Interest expense	(380)	(526)	(511)	(723)
Other expense, net	(1,706)	(1,279)	(1,987)	(1,387)
Loss before provision for income taxes	(26,816)	(17,595)	(50,038)	(31,701)
Provision for income taxes	59	—	59	—
Net loss	$(26,875)	$(17,595)	$(50,097)	$(31,701)
Accretion of redeemable convertible preferred stock to redemption value	—	$(1,342)	$(3,355)	$(2,451)
Net loss attributable to common stockholders	$(26,875)	$(18,937)	$(53,452)	$(34,152)
Net loss per share attributable to common stockholders, basic and diluted	$(2.83)	$(2.28)	$(5.87)	$(4.11)
Shares used to compute net loss per share attributable to common stockholders, basic and diluted	9,494,447	8,314,251	9,102,234	8,307,010

(1) Includes stock-based compensation as follows:
Marketing	74	39	143	72
Operating and technology	476	263	966	536
Selling, general and administrative (2)	737	379	2,107	618
Total	1,287	681	3,216	1,226

(2) Includes compensation expense related to stock sales by current and former employees in March 2019.

THE REALREAL, INC.

Condensed Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$53,314	$34,393
Short-term investments	13,372	27,131
Accounts receivable	9,517	7,571
Inventory, net	12,664	10,355
Prepaid expenses and other current assets	10,563	9,696
Total current assets	99,430	89,146
Property and equipment, net	40,427	33,286
Restricted cash	11,700	11,234
Other assets	6,573	1,751
Total assets	$158,130	$135,417
Liabilities, Redeemable Convertible Preferred Stock, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$4,469	$5,149
Accrued consignor payable	33,404	35,259
Other accrued and current liabilities	42,475	41,956
Long-term debt, current portion	6,498	5,990
Total current liabilities	86,846	88,354
Long-term debt, net of current portion	—	3,249
Other noncurrent liabilities	10,076	7,304
Total liabilities	96,922	98,907
Commitments and contingencies
Redeemable convertible preferred stock, $0.00001 par value; 37,403,946 and 31,053,601 shares authorized as of June 30, 2019 and December 31, 2018, respectively; 37,403,946 and 31,053,601 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	198,228	151,381
Convertible preferred stock $0.00001 par value; 77,781,921 and 73,950,153 shares authorized as of June 30, 2019 and December 31, 2018, respectively; 77,556,411 and 73,724,645 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	169,102	142,819
Stockholders’ deficit:
Common stock, $0.00001 par value; 155,649,887 and 145,467,774 shares authorized as of June 30, 2019 and December 31, 2018, respectively; 9,701,266 and 8,593,077 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	1	—
Additional paid-in capital	1,729	—
Accumulated comprehensive income (loss)	5	(25)
Accumulated deficit	(307,857)	(257,665)
Total stockholders’ deficit	(306,122)	(257,690)
Total liabilities, redeemable convertible preferred stock, convertible preferred stock and stockholders’ deficit	$158,130	$135,417

THE REALREAL, INC.

Condensed Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(50,097)	$(31,701)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	5,993	4,136
Stock-based compensation expense	2,397	1,226
Change in fair value of convertible note derivative liability	—	1,248
Bad debt expense	681	333
Compensation expense related to stock sales by current and former employees	819	—
Change in fair value of convertible preferred stock warrant liability	2,100	183
Accrued interest on convertible notes	—	223
Accretion of unconditional endowment grant liability	44	53
Accretion of debt discounts	9	97
Amortization of premiums on short-term investments	42	15
Changes in operating assets and liabilities:
Accounts receivable	(2,627)	918
Inventory, net	(2,309)	(1,453)
Prepaid expenses and other current assets	(867)	(3,913)
Other assets	411	70
Accounts payable	157	(1,480)
Accrued consignor payable	(1,855)	(3,872)
Other accrued and current liabilities	(1,744)	4,516
Other noncurrent liabilities	672	695
Net cash used in operating activities	(46,174)	(28,706)
Cash flow from investing activities:
Purchases of investments	(9,151)	(2,211)
Proceeds from maturities of short-term investments	22,898	7,600
Proceeds from sale of short-term investments	—	7,023
Capitalized proprietary software development costs	(3,887)	(2,245)
Purchases of property and equipment	(10,042)	(4,164)
Net cash (used in) provided by investing activities	(182)	6,003
Cash flow from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	43,492	86,640
Proceeds from issuance of convertible preferred stock, net of issuance costs	26,283	—
Proceeds from issuance convertible notes, net of issuance costs	—	14,273
Proceeds from exercise of stock options and common stock warrants	1,774	63
Payment of deferred offering costs	(3,056)	—
Issuance cost paid related to conversion of convertible notes	—	(545)
Repayment of debt	(2,750)	(1,500)
Net cash provided by financing activities	65,743	98,931
Net increase in cash, cash equivalents and restricted cash	19,387	76,228
Cash, cash equivalents, and restricted cash
Beginning of period	45,627	20,660
End of period	$65,014	$96,888

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Adjusted EBITDA Reconciliation:
Net loss	$(26,875)	$(17,595)	$(50,097)	$(31,701)
Depreciation and amortization	3,185	2,138	5,993	4,136
Stock-based compensation	1,287	681	2,397	1,226
Compensation expense related to stock sales by current and former employees	—	—	819	—
Interest income	(610)	(81)	(1,015)	(165)
Interest expense	380	526	511	723
Other expense, net	1,706	1,279	1,987	1,387
Provision for income taxes	59	—	59	—
Adjusted EBITDA	$(20,868)	$(13,052)	$(39,346)	$(24,394)

A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Numerator
Net loss	$(26,875)	$(17,595)	$(50,097)	$(31,701)
Stock-based compensation, including compensation expense related to stock sales by current and former employees	1,287	681	3,216	1,226
Provision for income taxes	59	—	59	—
Accretion of redeemable convertible preferred stock	—	(1,342)	(3,355)	(2,451)
Remeasurement of preferred stock warrant liability	1,820	79	2,100	183
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(23,709)	$(18,177)	$(48,077)	$(32,743)
Denominator
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	9,494,447	8,314,251	9,102,234	8,307,010
Non-GAAP net loss per share, basic and diluted	$(2.50)	$(2.19)	$(5.28)	$(3.94)
Common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted at the close of the IPO on July 2nd	85,314,872		85,314,872
Non-GAAP net loss per share, basic and diluted	$(0.28)		$(0.56)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net cash used by operating activities	$(23,603)	$(13,734)	$(46,174)	$(28,706)
Purchase of property and equipment and capitalized proprietary software development costs	(8,500)	(3,207)	(13,929)	(6,409)
Free Cash Flow	$(32,103)	$(16,941)	$(60,103)	$(35,115)

The following table presents a reconciliation of pro-forma share count as of June 30, 2019:

		Pro Forma Adjustments
	Post-Split 6/30/19 Actual	Conversion of Preferred Stock	Issuance upon IPO	Pro Forma June 30, 2019
Total Common Stock Issued and Outstanding	9,701,266	58,363,606	17,250,000	85,314,872

Key Financial and Operating Metrics:

	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
	(In thousands, except AOV and percentages)
GMV	$158,378	$162,954	$170,923	$218,495	$224,116	$228,487
NMV	$113,347	$115,916	$123,550	$153,775	$160,538	$164,782
Consignment and Services Revenue	$40,999	$42,178	$45,744	$55,070	$56,236	$60,713
Direct Revenue	$5,460	$4,807	$6,095	$7,023	$13,019	$10,263
Number of Orders	356	359	409	471	498	505
Take Rate	35.1%	35.5%	36.4%	34.9%	35.3%	36.6%
Active Buyers	326	352	379	416	455	492
AOV	$445	$453	$418	$464	$450	$453
% of GMV from Repeat Buyers	81.5%	82.9%	82.9%	81.6%	82.4%	83.1%